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                                                                      EXHIBIT 5
                                   Bingham Dana LLP
                                  150 Federal Street
                                   Boston, MA 02110

                                   January 20, 1998

Greentree Software, Inc.
7901 Flying Cloud Drive, Suite 150
Eden Prairie, MN 55334

     Re: Registration Statement on Form S-3 Under the Securities Act of 1933, as amended

Ladies and Gentlemen:

     We have acted as special counsel to Greentree Software, Inc., a New York corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,258,315 shares (the "Shares") of the Common Shares, $.01 par value per share (the "Common Shares"), of the Company, and 500,708 Common Shares (the "Warrant Shares"), issuable upon the exercise of Common Share Purchase Warrants (the "Warrants"), and 24,352 Common Shares (the "Option Shares"), issuable upon the exercise of stock options (the "Options"), all to be offered by certain stockholders of the Company pursuant to a Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the "Commission") on January 21, 1998.

     As such counsel, we have reviewed (i) the Certificate of Incorporation, as amended, of the Company, (ii) the By-laws, as amended, of the Company, (iii) the Warrants, (iv) the Options, (v) the corporate proceedings taken by the Company with respect to the authorization of the Warrants, the Options, the issuance of the Shares, the issuance of the Warrant Shares upon exercise of the Warrants and the issuance of the Option Shares upon exercise of the Options, all as certified to us by officers of the Company, and (vi) a certificate executed and delivered by certain officers of the Company (the "Officers' Certificate"). We have made no other documentary review of any kind whatsoever. In connection with our opinion provided herein, our investigation revealed that the minute book of the Company containing all resolutions of the Board of Directors and of the shareholders of the Company other than those specifically reviewed by us in connection with this opinion is unavailable to the Company and to us. As a consequence, we have relied upon the presumption of regularity and continuity to the extent necessary to enable us to provide our opinion.

     With regard to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon the Officers' Certificate and have assumed, without independent inquiry, the accuracy of the

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Greentree Software, Inc.
January 20, 1998
Page 2


Officer's Certificate. We have assumed without any investigation the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing a document.

     In rendering our opinion below regarding the Shares, we have assumed, without investigation, that the Company has received the consideration called for by the resolutions of the Board of Directors of the Company authorizing the issuance of the Shares. We have also assumed that Common Shares of the Company are regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association as set forth in Section 630 of the Business Corporation Law of the State of New York.

     We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

     This opinion is limited solely to the Business Corporation Law of the State of New York, as reported in McKinney's Consolidated Laws of New York Annotated (West Publishing Co. 1986).

     Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable, that the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable, and that the Option Shares, when issued upon exercise of the Options in accordance with the terms of the Options will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Bingham Dana LLP
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                                                  BINGHAM DANA LLP